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                                                                     Exhibit 4.5

                          COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES OF COMMON WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTEHCATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

No. ___                                             Void after December 19, 2001

                            AVESTA TECHNOLOGIES, INC.

                WARRANT TO PURCHASE      SHARES OF COMMON STOCK

                              --------------------

      THIS CERTIFIES THAT, for value received, (the "Holder") is entitled to
subscribe for and purchase      shares (as adjusted pursuant to Section 3
hereof) of the fully paid and nonassessable Common Stock, par value $0.01 per share, (the "Shares"), of Avesta Technologies, Inc., a California corporation (the "Company"), at the price of $0.23 per share (the "Exercise Price") (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

      1. Method of Exercise; Payment.

            (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the shares being purchased.

            (b) Net Issue Exercise.

                  (i) In lieu of exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:
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               X  =  Y (A-B)
                     ------
                        A

      Where X = the number of shares of Common Stock to be issued to the Holder.

            Y = the number of shares of Common Stock purchasable under this
                Warrant.

            A = the fair market value of one share of the Company's Common
                Stock.

            B = the Exercise Price (as adjusted to the date of such
                calculation).

                  (ii) This Warrant shall automatically be exercised pursuant to Section l(b) hereof immediately before its expiration pursuant to Section 11 hereof unless Holder notifies the Company in writing to the contrary before such termination.

            (c) Fair Market Value. For purposes of this Section 1, the fair market value of the Company's Common Stock shall mean:

                  (i) The average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value;

                  (ii) If the Company's Common Stock is not traded Over-The-Counter or on an exchange, fair market value of the Common Stock per share shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares of Common Stock as such price shall be determined in good faith by the Board of Directors of the Company.

            (d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

      2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      3. Adjustment of Exercise Price and Number of Shares. Subject to the provisions of Section 11 hereof, the number and kind of securities purchasable upon the exercise of this


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Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a), subject to Section 11 hereof, shall similarly apply to successive reclassifications, changes, consolidations, mergers, transfers and the sale of all or substantially all of the Company's assets.

            (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

      4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

      5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

      6. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale


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and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

      7. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

            (a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

            (b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

            (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

            (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

      8. Restrictive Legend.

            The Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT


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      COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY
      BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

      9. Restrictions Upon Transfer and Removal of Legend.

            (a) The Company need not register a transfer of Shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

            (b) Notwithstanding the provisions of paragraph (a) above, no opinion of counsel or "no-action" letter shall be necessary for a transfer without consideration by any holder (i) to an affiliate of the holder, (ii) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, (iii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder, or (iv) by gift, will or intestate succession of any individual holder to his spouse or siblings, or to the lineal descendants or ancestors of such holder or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder.

      10. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

      11. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable at 8:00 p.m., New York local time, on December 19, 2001.

      12. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

      13. Governing Law, Headings. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.


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Issued on December 19, 1996.

                                          AVESTA TECHNOLOGIES, INC.


                                          By: /s/ Kam Saifi
                                              ----------------------------------

                                          Title: President/CEO
                                                 -------------------------------


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                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:   AVESTA TECHNOLOGIES, INC.
      New York
      Attention: President

      1. The undersigned hereby elects to purchase __________ shares of Common Stock of AVESTA TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant.

      2. Method of Exercise (Please initial the applicable blank):

            ___ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

            ___ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1 (b) of the Warrant.

      3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                        ----------------------------------------------
                                                (Name)

                        ----------------------------------------------

                        ----------------------------------------------
                                              (Address)

      4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned hereby delivers an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit B.



                                        ----------------------------------------
                                                      (Signature)

                                        Title:
------------------------------                 ---------------------------------
          (Date)


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